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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459

                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of report: March 17, 2006
                        (Date of earliest event reported)



                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


            Maryland                     1-11314                  71-0720518
(State or other jurisdiction of        (Commission             (I.R.S. Employer
 incorporation or organization)        file number)           Identification No)



                        31365 Oak Crest Drive, Suite 200
                           Westlake Village, CA 91361
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. -- Other Events

Effective October 23, 2000, the Securities and Exchange Commission (the "SEC") adopted new rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

On March 17, 2006, Andre Dimitriadis, Chairman and Chief Executive Officer of the Company, entered into a Rule 10b5-1 Sales Plan with a broker-dealer firm. Under the Sales Plan, the broker-dealer is authorized to sell up to 200,000 shares of the Company's common stock pursuant to the terms of the Sales Plan over a period commencing on April 5, 2006 and extending through August 17, 2006 or all such shares are sold, unless the Sales Plan is terminated earlier pursuant to its terms. Under the Sales Plan, no more than 10,000 shares may be sold in any one week.

Reports of the details of actual sales under the plan will be filed by Mr. Dimitriadis on Form 4 in accordance with SEC regulations.




                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           LTC PROPERTIES, INC.



Dated: March 20, 2006                      By: /s/ WENDY L. SIMPSON
                                               ---------------------------------
                                               Wendy L. Simpson
                                               President, COO, CFO and Treasurer